EXHIBIT 99.1
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                             JOINT FILER INFORMATION




NAME:             Nomura Phase4 Ventures L.P.

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom

ISSUER AND TICKER SYMBOL: ARYx Therapeutics, Inc. [ARYX]

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  11/13/2007

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:    Member of 13G Group reporting
                                                more than 10% ownership.



SIGNATURE:      Nomura Phase4 Ventures LTD


                By: /s/  Denise Pollard-Knight
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                Dated:  11/13/2007
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